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                                                                EXHIBIT 4.3





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                    SOUTHERN CALIFORNIA EDISON COMPANY

                                  TO

                   THE FIRST NATIONAL BANK OF CHICAGO,
                                       as Trustee



                          ____________________


                    The First Supplemental Indenture

                        Dated as of May 25, 1995

                                  To

                              Indenture

                        Dated as of May 1, 1995

                         ____________________



            Junior Subordinated Deferrable Interest Debentures
                      Series A, Due June 30, 2044






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            FIRST SUPPLEMENTAL INDENTURE, dated as of May 25, 1995,
between Southern California Edison Company, a corporation duly organized and existing under the laws of the State of California (herein called the "Company"), having its principal office at 2244 Walnut Grove Avenue, Rosemead, California 91770 and The First National Bank of Chicago, a national banking association, as Trustee (herein called the "Trustee"), having its Corporate Trust Office at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126 under the Indenture dated as of May 1, 1995 between the Company and the Trustee (the "Indenture").


                         RECITALS OF THE COMPANY

            The Company has executed and delivered the Indenture to the Trustee to provide for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness (the "Securities"), said Securities to be issued in one or more series as in the Indenture provided.

            Pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its 8 3/8% Junior Subordinated Deferrable Interest Debentures, Series A, Due June 30, 2044 (herein called the "QUIDS"), the form and substance of such QUIDS and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture.

            All things necessary to make this First Supplemental Indenture a valid agreement of the Company, and to make the QUIDS, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company, have been done.

            NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the QUIDS by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the QUIDS and the terms, provisions and conditions thereof, it is mutually agreed, for the equal and proportionate benefit of all holders of the QUIDS, as follows:


                               ARTICLE ONE

                     GENERAL TERMS AND CONDITIONS OF
                                THE QUIDS

            SECTION 101. There shall be and is hereby authorized a series of Securities designated the "8 3/8% Junior Subordinated Deferrable Interest Debentures, Series A, Due June 30, 2044" (the "QUIDS"), limited in aggregate principal amount to $100,000,000, which amount shall be as set forth in any written order of the Company for the authentication and delivery of the QUIDS. The QUIDS shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on June 30, 2044, and shall be issued in the form of registered QUIDS without coupons, as set forth in Article Four hereof.

            SECTION 102. Except as provided in Section 104 herein, the QUIDS shall be issued in certificated form. Principal of and interest (and to the extent legally enforceable, interest on any overdue principal and on any overdue installment of interest) on the QUIDS issued in certificated form will be payable, the transfer of such QUIDS will be
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registrable and such QUIDS will be exchangeable for the QUIDS bearing identical terms and provisions at the office or agency of the Company in the Borough of Manhattan, The City and State of New York; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the registered holder entitled thereto at such address as shall appear in the security register.

            SECTION 103. Each QUIDS will bear interest at the rate of 8 3/8% per annum from the original date of issuance until the principal thereof becomes due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum, payable quarterly on March 31, June 30, September 30, and December 31 (each, an "Interest Payment Date"), commencing on June 30, 1995, to the person in whose name such QUIDS or any predecessor QUIDS is registered, at the close of business on the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the holders on such regular record date, and may be paid to the registered holder in whose name the QUIDS (or one or more predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the holders of the QUIDS not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any Securities exchange on which the QUIDS may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Interest will accrue from the date of original issuance to, but not including, the relevant payment date. In the event that any date on which interest is payable on the QUIDS is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. A "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York and any other Place of Payment are authorized or obligated by law to close.

            SECTION 104. The QUIDS shall be issuable in the form of one or more Global Securities. The Depositary for the QUIDS shall be The Depository Trust Company.

            SECTION 105. The QUIDS shall be issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof.


                               ARTICLE TWO

                         REDEMPTION OF THE QUIDS

            SECTION 201. The QUIDS will be redeemable at the option of the Company, as a whole or in part, at any time on or after May 25, 2000 and prior to maturity, upon not less than 30 nor more than 60 days' notice, at 100% of the principal amount redeemed, together with accrued interest to the date fixed for redemption.
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                              ARTICLE THREE

                  EXTENSION OF INTEREST PAYMENT PERIOD

            SECTION 301. The Company shall have the right, at any time during the term of the QUIDS, from time to time to extend the interest payment period of such QUIDS for up to 20 consecutive quarters (the "Extension Period"), at the end of which period the Company shall pay all interest accrued and unpaid thereon together with interest thereon at the rate specified for the QUIDS; PROVIDED that, during such Extension Period, the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment or make any guarantee payment with respect to, any of its capital stock. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period. Any Extension Period together, if extended, with all such previous and further extensions thereof, (i) shall terminate on an Interest Payment Date and (ii) shall not exceed 20 consecutive quarters or extend beyond the stated maturity of the QUIDS. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest then due, the Company may select a new Extension Period, subject to the foregoing requirements. No interest during an Extension Period, except at the end thereof, shall be due and payable.

            SECTION 302. (a) The Company shall give the holders of the QUIDS and the Trustee written notice of its selection of such Extension Period not less than 10 Business Days prior to the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice to holders of the QUIDS (or, if applicable, to the American Stock Exchange or other applicable self-regulatory organization) of the record or payment date of such interest payment, but in any event not less than two business days prior to such record date.

            (b) The quarter in which any notice is given pursuant to paragraph (a) of this Section shall constitute one of the 20 quarters which comprise the maximum Extension Period.

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                              ARTICLE FOUR

                       FORM OF SERIES A DEBENTURE

            SECTION 401. The QUIDS and the Trustee's certificate of authentication to be endorsed thereon are to be substantially in the following forms:

                       (FORM OF FACE OF DEBENTURE)

No. ________________



                   SOUTHERN CALIFORNIA EDISON COMPANY

 8 3/8% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE, SERIES A, DUE JUNE 30, 2044

            Southern California Edison Company, a corporation duly organized and existing under the laws of the State of California (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereunder referred to), for value received, hereby promises to pay to __________________, or registered assigns, the principal sum of $___________ on June 30, 2044, and to pay interest on said principal sum from May 25, 1995 or from the most recent interest payment date to which interest has been paid or duly provided for, quarterly on March 31, June 30, September 30, and December 31, commencing June 30, 1995 at the rate of 8 3/8% per annum until the principal hereof is paid or made available for payment. The amount of interest payable on any interest payment date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in said Indenture, be paid to the registered holder in whose name this security (or one or more predecessor securities) is registered at the close of business on the regular record date for such interest, which shall be the close of business on the business day next preceding such interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such regular record date and may either be paid to the registered holder in whose name this security (or one or more predecessor securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to holders of securities of this series not less than 10 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            Payment of the principal of (and premium, if any) and interest (and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue installment of interest) on this security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City and State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the registered holder entitled thereto as such address shall appear in the security register.
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            The Company shall have the right, at any time during the term of the securities, from time to time to extend the interest payment period of such securities to up to 20 consecutive quarters (the "Extension Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the securities); PROVIDED that, during such Extension Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extension Period, the Company may further extend such Extension Period. Any such Extension Period together, if extended, with all such previous and further extensions thereof (i) shall terminate on an Interest Payment Date and (ii) shall not exceed 20 consecutive quarters or extend beyond the stated maturity of the security. At the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may select a new Extension Period.

            Reference is hereby made to the further provisions of this security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:                              SOUTHERN CALIFORNIA EDISON COMPANY


                                    By ________________________________

Attest:

______________________________
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                 (FORM OF CERTIFICATE OF AUTHENTICATION)

                      CERTIFICATE OF AUTHENTICATION


      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                              The First National Bank of Chicago,
                              as Trustee


                              By_________________________________________
                                          Authorized officer



                     (FORM OF REVERSE OF DEBENTURE)

            This Security is one of a duly authorized issue of Securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1995 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The First National Bank of Chicago, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by the First Supplemental Indenture, dated as of May 25, 1995 between the Company and the Trustee (the "First Supplemental Indenture"), and reference is hereby made to the Indenture as supplemented by the First Supplemental Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of the Senior Indebtedness and the holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $115,000,000.

            The Securities of this series are subject to redemption upon not less than 30 days' notice by mail, at any time on or after May 25, 2000, as a whole or in part, at the election of the Company, at a redemption price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to the redemption date, but interest installments whose stated maturity is on or prior to such redemption date will be payable to the holders of such Securities, or one or more predecessor Securities, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.

            In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the holder hereof upon the cancellation hereof.

            The indebtedness evidenced by this Security is, to the extent provided in the Indenture and the First Supplemental Indenture, subordinated and subject in right of payment to the prior payment in full of all senior indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each holder hereof, by
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his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

            The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

            If an event of default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture as supplemented by the First Supplemental Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of 66 2/3% in principal amount of the Securities at the time outstanding of each series to be affected. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Security shall be conclusive and binding upon such holder and upon all future holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture or the First Supplemental Indenture and no provision of this Security, the Indenture or the First Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

            The Securities of this series are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the holder surrendering the same.

            No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
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                              ARTICLE FIVE

                       ORIGINAL ISSUE OF THE QUIDS

            SECTION 501. The QUIDS in the aggregate principal amount to $100,000,000, may, upon execution of this First Supplemental Indenture, or from time to time thereafter, be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Securities to or upon the written order of the Company, signed by its Chairman, its President, or any Vice President and its Treasurer or an Assistant Treasurer, its Secretary or an Assistant Secretary, without any further action by the Company.


                               ARTICLE SIX

                       PAYING AGENT AND REGISTRAR

            SECTION 601. The First National Bank of Chicago will be the initial Paying Agent and Registrar for the QUIDS.


                              ARTICLE SEVEN

                            SUNDRY PROVISIONS

            SECTION 701. Except as otherwise expressly provided in this First Supplemental Indenture or in the form of the QUIDS or otherwise clearly required by the context hereof or thereof, all terms used herein or in said form of the QUIDS that are defined in the Indenture shall have the several meanings respectively assigned to them thereby.

            SECTION 702. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, except as modified by this First Supplemental Indenture, and this First
Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

            SECTION 703. This First Supplemental Indenture and the QUIDS shall be governed by and construed in accordance with the laws of the State of California.

            SECTION 704. In case any provision of this First Supplemental Indenture or in the QUIDS shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION 705. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.



                          ____________________

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            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                    SOUTHERN CALIFORNIA EDISON COMPANY


                                    By          W. J. Scilacci
                                     ___________________________________
                                                W. J. Scilacci
                                                Assistant Treasurer


Attest:        [Seal]


      Kenneth S. Stewart
__________________________________
      Kenneth S. Stewart
          Secretary
                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                    as Trustee


                                    By          R. D. Manella
                                     ___________________________________
                                       Name:    R. D. Manella
                                       Title:   Vice President

Attest:        [Seal]



            Eydie A. Pacella
__________________________________
Name:       Eydie A. Pacella
Title:      Trust Officer
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STATE OF CALIFORNIA           }
                              }  SS.
COUNTY OF LOS ANGELES         }

      On May 23, 1995, before me, Araceli C. Sunio, a Notary Public, personally appeared W. J. Scilacci and Kenneth S. Stewart personally known to me (or proved to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacities and that by their signatures on the instrument the persons, or the entity upon behalf of which the persons acted, executed the instrument.

      WITNESS my hand and official seal.



                                      Araceli C. Sunio
                        -----------------------------------------------
                              Notary Public, State of California

(Seal)

My Commission expires on June 27, 1997
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STATE OF ILLINOIS       }
                        }  SS.
COUNTY OF COOK          }

      On the 23rd day of May, 1995, before me personally appeared R. D. Manella and Eydie A. Pacella of The First National Bank of Chicago, respectively, known to me to be the persons who executed the within instrument on behalf of the corporation therein named and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its board of directors.

      WITNESS my hand and official seal.



                                          Somsri Helmer
                        ---------------------------------------------
                        Notary Public, Cook County, State of Illinois

(Seal)

My Commission expires on January 14, 1999